Exhibit 23.4
Consent of Rosen Consulting Group
     We hereby consent to the (i) use of our name in the Registration Statement (including without limitation under the headings “Prospectus Summary,” “Economic and Market Overview,” “Business and Properties — Our Submarkets Overview” and “Experts”) to be filed by Younan Properties, Inc., a Maryland corporation (“the Company”), on Form S-11 and the related prospectus and any amendments or supplements thereto (collectively, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (ii) filing of the Rosen Consulting Group Market Study prepared for the Company (the “Market Study”) as an exhibit to the Registration Statement, (iii) references to and inclusion of the Market Study in, and making the Market Study part of, the Registration Statement, including without limitation under the headings “Prospectus Summary,” “Business and Properties — Our Submarkets Overview” and “Economic and Market Overview” and (iv) filing of this consent as an exhibit to the Registration Statement.
Dated April 8, 2010

Rosen Consulting Group

By:	/s/ Caroline Green

Name:	Caroline Green
Title:	Senior Vice President